UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northern Lights Fund Trust IV
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

17605 Wright Street, Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	BATS BZX Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204808.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the respective shares of beneficial interest, no par value, of the FormulaFolios Tactical Income ETF, FormulaFolios Hedged Growth ETF, FormulaFolios Tactical Growth ETF and the FormulaFolios Smart Growth ETF, each a series of Northern Lights Fund Trust IV (the "Trust") to be registered hereunder are set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-204808; 811-23066) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and each’s I.R.S. Employer Identification Number are as follows:

Series Name	EIN
FormulaFolios Tactical Income ETF	81-4698360
FormulaFolios Hedged Growth ETF	81-4710425
FormulaFolios Tactical Growth ETF	82-2825413
FormulaFolios Smart Growth ETF	82-2840501

ITEM 2.

EXHIBITS.

1.	The Trust's Trust Instrument is included as exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on August 14, 2015.

2.	The Trust's By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on August 14, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 24, 2017

NORTHERN LIGHTS FUND TRUST IV

By: /s/ Jennifer Farrell

Name: Jennifer Farrell

Title: Secretary